Exhibit 99.1

Portland General Electric One World Trade Center 121 SW Salmon Street Portland, Oregon 97204 News Release

FOR IMMEDIATE RELEASE	Media Contact:
March 5, 2009	Gail Baker
Director, Corporate Communications
Phone: 503-464-8693

Investor Contact:
Bill Valach
Director, Investor Relations
Phone: 503-464-7395

Portland General Electric Company Announces Pricing of Common Stock Offering

Portland, Ore. March 5, 2008 - Portland General Electric Company (PGE) (NYSE: POR) announced today that it has priced a public offering of 10.85 million shares of its common stock at $14.10 per share. PGE also has granted the underwriters a 30-day option to purchase up to an additional 1.6275 million shares to cover any over-allotments. The company intends to use the net proceeds from this offering to repay substantially all of its outstanding short-term debt, with the balance to fund capital expenditures or for general corporate purposes.

J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc. and Wachovia Capital Markets, LLC are the joint book-running managers for this offering.

Copies of the prospectus and prospectus supplement may be obtained from the offices of: J.P. Morgan Securities Inc., Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245, telephone: (718) 242-8002 or by fax at (718) 242-8003; Barclays Capital Inc., c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: (888) 603-5847, fax: (631) 254-7140 or by e-mail at Barclaysprospectus@broadridge.com; Deutsche Bank Securities Inc., Prospectus Department, 100 Plaza One, Jersey City, New Jersey 07311, telephone: (800) 503-4611 or by e-mail at prospectusrequest@list.db.com; or Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152, Attn: Equity Syndicate Dept., telephone: (800) 326-5897 or by email at equity.syndicate@wachovia.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or country in which the offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any state or country. The offering of these securities will be made only by means of the prospectus supplement and accompanying prospectus.

# # #

About Portland General Electric Company

Portland General Electric Company, headquartered in Portland, Ore., is a fully integrated electric utility that serves approximately 810,000 residential, commercial and industrial customers in Oregon. For more information about Portland General Electric Company, please visit the company's Web site at www.PortlandGeneral.com.

POR-F

Source: Portland General Electric Company

All statements contained in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future events. Rather, they are based on current expectations, estimates, beliefs and assumptions and are subject to uncertainties that are difficult to predict. As a result, actual events or results may differ materially from the statements made. Forward-looking statements made in this press release include that PGE may sell shares of its common stock, the expected number of shares to be sold, the expected use of the net proceeds from the sale, that PGE may grant the managing underwriters an option to purchase additional shares, and that the managing underwriters may exercise this option to purchase additional shares from PGE. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to, whether PGE can sell the shares of common stock at a price that is acceptable, whether the managing underwriters are able to sell the shares as described, whether there is adequate demand to justify the exercise of the managing underwriters' option to purchase additional shares, as well as other risk factors detailed in the company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.